UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2019

ROAN RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32720	83-198112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Herts Quail Springs Pkwy

Oklahoma City, OK 73134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 896-8050

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ROAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on October 1, 2019, Roan Resources, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Citizen Energy Operating, LLC, a Delaware limited liability company (“Parent”), Citizen Energy Pressburg Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company would become a wholly owned subsidiary of Parent. On November 4, 2019, the Company filed with the Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement for the solicitation of proxies in connection with the special meeting of the Company’s stockholders, to be held on December 4, 2019, to vote upon, among other things, matters necessary to complete the Merger (the “Proxy Statement”).

Litigation Related to the Merger

Following the filing of the Proxy Statement with the SEC, two purported stockholders of the Company filed separate putative federal class action complaints on behalf of themselves and all owners of the Company’s Class A common stock (other than defendants and related or affiliated persons) against the Company and the directors of the Company. The two complaints (collectively referred to as the “Stockholder Actions”) are captioned as follows: Jennifer Burfeind v. Roan Resources, Inc. et al., Case No. 1:19-cv-02135-UNA (the “Burfeind Action”) and Adam Franchi v. Roan Resources, Inc. et al., Case No. 1:19-cv-02142-UNA (the “Franchi Action”).

The Stockholder Actions allege that, among other things, the Proxy Statement fails to disclose certain allegedly material information in violation of Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as Rule 14a-9 under the Exchange Act. The Burfeind Action further alleges that the directors of the Company failed to fulfill their fiduciary duties in connection with the Merger by purportedly initiating a process to sell the Company in a transaction that undervalues the Company. The complaints seek injunctive relief enjoining the Merger, damages and costs, among other remedies. Copies of the complaint in each of the Burfeind Action and the Franchi Action are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated by reference herein.

It is possible that additional, similar complaints may be filed or the complaints described above are amended. If this occurs, the Company does not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains materially new or different allegations. Although the Company cannot predict the outcome of or estimate the possible loss or range of loss from these matters, the Company and the Company’s defendant directors believe that these complaints are without merit and intend to vigorously defend them.

The Company believes that no supplemental disclosures are required under applicable laws; however, in order to avoid the risk of the Stockholder Actions delaying the Merger and minimize the expense of defending the Stockholder Actions, and without admitting any liability or wrongdoing, the Company is voluntarily making certain disclosures below that supplement those contained in the Proxy Statement. These disclosures, and disclosures on certain other matters, are provided in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the foregoing complaints, including that any additional disclosure was or is required.

SUPPLEMENT TO PROXY STATEMENT

The Company is supplementing the Proxy Statement with certain additional information set forth below. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. New text is underlined and bolded, and deleted text is stricken through.

The disclosure on page 37 of the Proxy Statement is hereby supplemented by inserting the following disclosure as a new paragraph between the eighth and ninth paragraphs on the page:

Given the broad scope of the Company’s consideration of strategic alternatives and the significant number of potential counterparties that the Company expected to engage with, the Board determined to engage each of the Financial Advisors. Among other factors, the Board considered each of the Financial Advisor’s familiarity with the Company and its assets, as well as their respective experience in mergers and acquisitions in the upstream oil and gas industry.

The disclosure on page 38 of the Proxy Statement is hereby supplemented by revising the second complete paragraph on the page in its entirety as follows:

Over the course of the next two months, in accordance with the Board’s directives, representatives of the Financial Advisors or the Company contacted a total of 44 separate potential counterparties regarding a potential transaction and the Company entered into 20 confidentiality agreements, including confidentiality agreements with each of the Companies identified in this “—Background of the Merger.” While each confidentiality agreement was individually negotiated, all such confidentiality agreements were on customary terms, did not include a “don’t ask, don’t waive” provision and either did not contain a standstill or provided that the standstill provisions would fall away if the Company entered into a definitive agreement similar to the Merger Agreement. Each potential counterparty was requested to submit an initial indication of interest by July 24, 2019 specifying, among other things, proposed transaction structure and valuation, key assumptions and sources of funding.

The disclosure on page 58 of the Proxy Statement is hereby supplemented by revising the third sentence of the last complete paragraph on the page as follows:

An implied aggregate reference range was derived based on the Company forecasts (reflecting both Wall Street Consensus Pricing and NYMEX Strip Pricing), public filings and other publicly available information, as applicable, from (i) the after-tax net present values (as of June 30, 2019 and using a selected range of discount rates of 12.2% to 13.5% derived from a weighted average cost of capital calculation) of (a) the unlevered, after-tax free cash flows that the Company was projected to generate from the Company’s proved developed producing reserves and currently undeveloped resources (including, in the case of currently undeveloped resources, projected unlevered, after-tax free cash flows related to changes in projected net working capital) and (b) the Company’s estimated non-drilling and completion capital expenditures, corporate expenses and net hedge gains and losses and (ii) the Company’s net debt as of June 30, 2019.

The disclosure on page 66 of the Proxy Statement is hereby supplemented by revising the third and fourth sentences of the second paragraph on the page as follows:

The implied terminal value of the Company was derived by applying to the Company’s fiscal year 2023 estimated adjusted EBITDAX a ~~selected~~ range of adjusted EBITDAX multiples of 2.5x to 3.5x selected based on Jefferies’ professional judgment and taking into account, among other things, implied calendar year 2019 estimated adjusted EBITDAX multiples of the Company and the selected companies. The present values (as of July 1, 2019) of the cash flows and terminal values were then calculated using a selected range of discount rates of 10.3% to 12.3% derived from a weighted average cost of capital calculation.

The disclosure on page 66 of the Proxy Statement is hereby supplemented by revising the second sentence of the third paragraph on the page as follows:

An implied aggregate reference range for the Company’s proved developed producing reserves and currently undeveloped resources was derived by calculating the net present values (as of July 1, 2019) of the unlevered, after-tax free cash flows that the Company was projected to generate from such assets using a selected range of discount rates of 10.3% to 12.3% derived from a weighted average cost of capital calculation.

The disclosure on page 69 of the Proxy Statement is hereby supplemented by inserting the following as a line item on the table at the bottom of the page, together with the corresponding footnote disclosure:

Unlevered Free Cash Flow (3)	$(26)	$57	$42	$48	$96	$183

(3)

The Company defines unlevered free cash flow as Adjusted EBITDAX less Capital Expenditures, less changes in net working capital less cash taxes (reflects cash taxes on earnings including interest income/expense; unlevered free cash flow reflecting cash taxes on earnings excluding interest income is approximately $(26), $57, $42, $48, $95 and $180 for the second half of the fiscal year 2019 and full fiscal years 2020, 2021, 2022, 2023 and 2024, respectively).

The disclosure on page 70 of the Proxy Statement is hereby supplemented by inserting the following as a line item on the table in the upper portion of the page, together with the corresponding footnote disclosure:

Unlevered Free Cash Flow (3)	$(26)	$66	$84	$107	$153	$230

(3)

The Company defines unlevered free cash flow as Adjusted EBITDAX less Capital Expenditures, less changes in net working capital less cash taxes (reflects cash taxes on earnings including interest income; unlevered free cash flow reflecting cash taxes on earnings excluding interest income/expense is approximately $(26), $67, $84, $106, $151 and $229 for the second half of the fiscal year 2019 and full fiscal years 2020, 2021, 2022, 2023 and 2024, respectively).

The disclosure on page 116 of the Proxy Statement is hereby supplemented by revising the text of footnote 2 in its entirety as follows:

JVL, indirectly through its investment management arrangements with Asklepios Energy Fund, LP, Hephaestus Energy Fund, LP, Luxiver WI, LP, LVPU, LP, Midenergy Partners II, LP, Navitas Fund, LP, Blackbird 1846 Energy Fund, L.P., Children’s Energy Fund, LP, SPQR Energy, LP, Panakeia Energy Fund, LP and RH Debt Fund, L.P. (collectively, the “JVL Funds”), beneficially owns an approximate 74.14% interest in Roan Holdings and has the contractual right to nominate a majority of the members of the board of managers of Roan Holdings, which board of managers exercises voting and dispositive power over all securities held by Roan Holdings. The board of managers of Roan Holdings consists of four managers, of which JVL has nominated three, Paul B. Loyd Jr., Michael P. Raleigh and Kelly Loyd. An affiliate of Citizen owns a 7.6% interest in Roan Holdings. In addition, an officer of Citizen is a manager on the board of managers of Roan Holdings. JVL may be deemed to beneficially own all of the reported securities held by Roan Holdings. Each of the JVL Funds is controlled indirectly by John V. Lovoi. Mr. Lovoi is the sole member of, and exercises investment management control over, JVL. Messrs. Lovoi, P. Loyd, Raleigh, K. Loyd, JVL and the JVL Funds may be deemed to share dispositive power over the securities held by Roan Holdings; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Lovoi, P. Loyd, Raleigh, K. Loyd, JVL and the JVL Funds disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest therein. The address for JVL, the JVL Funds and Messrs. Lovoi, P. Loyd, Raleigh and K. Loyd is 10000 Memorial Dr., Suite 550, Houston, Texas 77024.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, are forward-looking statements that contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) the Company may be unable to satisfy the conditions to closing, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (ii) the proposed transaction may involve unexpected costs, liabilities or delays; (iii) the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; (iv) the risk that the proposed transaction disrupts the Company’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (v) the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; (vi) the risk that Parent’s committed financing will not close; (vii) stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (viii) the Company may be adversely affected by other economic, business or competitive factors; (ix) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement; and (x) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K.

Additional Information for Stockholders

In connection with the proposed transaction, the Company filed a definitive proxy statement with the SEC on November 4, 2019. Additionally, the Company may file other relevant materials with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL INCLUDE IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company (when available) at its website, www.roanresources.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Roan Resources, Inc., to the attention of the Corporate Secretary, 14701 Hertz Quail Springs Parkway, Oklahoma City, OK 73134.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Registration Statement on Form S-1, which was filed with the SEC on July 17, 2019. This document can be obtained free of charge from the SEC’s website at www.sec.gov or from the Company by writing to the address indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and will be included in other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Complaint filed by Jennifer Burfeind on November 14, 2019 in the United States District Court for the District of Delaware

99.2	Complaint filed by Adam Franchi on November 15, 2019 in the United States District Court for the District of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROAN RESOURCES, INC.

November 27, 2019

	By:	/s/ Richard A. Gideon
	Name:	Richard A. Gideon
	Title:	Chief Executive Officer